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                                                                     Exhibit 3e

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  DIGICON INC.

         Digicon Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a regular meeting of the Board of Directors of Digicon Inc. held on October 14, 1994, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the forthcoming annual meeting of stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:
                 RESOLVED, that the board of directors hereby in all respects approves and declares the advisability of amending the Company's Restated Certificate of Incorporation (With Amendments) (the "Restated Certificate") to amend Section 1 of Article IV thereof to be and read in its entirety as follows:

                             ARTICLE IV, SECTION 1

                          The aggregate number of shares which the
                 Corporation will have authority to issue is 21,000,000, of which 20,000,000 will be shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 will be shares of preferred stock, par value $.01 per share ("Preferred Stock").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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         THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                            (Signature Page Follows)

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         IN WITNESS WHEREOF, said Digicon Inc. has caused this certificate to be signed by Stephen J. Ludlow, its President, and Allan C. Pogach, its Secretary, this 16th day of January, 1995.

                                       DIGICON INC.


                                        By:    /s/ STEPHEN J. LUDLOW
                                             _______________________________
                                               Stephen J. Ludlow, President

ATTEST:   /s/ ALLAN C. POGACH
        ____________________________
         Allan C. Pogach, Secretary

STATE OF TEXAS                    Section
                                  Section
COUNTY OF HARRIS                  Section

         Sworn to this 16th day of January, 1995.

                                            /s/  REBECCA ANN CAYLOR
                                        ___________________________________
                                            Notary Public in and for the
                                               State of Texas

My Commission Expires:

       7-29-97                                 /s/  REBECCA ANN CAYLOR
____________________________              ___________________________________
                                            Printed Name of Notary Public

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